EXHIBIT 99

MBT Financial Corp. Announces First Quarter 2014 Profit

MONROE, Mich., April 29, 2014 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a profit of $1,767,000, or $0.08 per share (basic and diluted) for the first quarter of 2014, compared to the profit for the first quarter of 2013 of $1,114,000, or $0.06 per share (basic and diluted).

Earnings for the Company improved this quarter due to an increase in the net interest income and a decrease in the provision for loan losses. The net interest margin increased from 2.82% in the first quarter of 2013 to 3.18% in the first quarter of 2014 as the yield on earning assets increased and the cost of interest bearing liabilities decreased. The provision for loan losses decreased from $1,500,000 in the first quarter of 2013 to $100,000 in the first quarter of 2014 due to the significant improvement in asset quality. The improvement in loan quality over the past year allowed the Company to reduce the Allowance for Loan and Lease Losses $1.7 million, lowering the ALLL from 2.90% of loans at the end of the first quarter of 2013 to what remains a robust 2.73% as of the end of the first quarter of 2014.

Non-interest income decreased $364,000, or 9.0% in the first quarter of 2014 compared to the first quarter of 2013. Deposit account fees decreased $110,000, or 10.6% due to a decrease in overdraft fees. Mortgage loan origination income decreased $227,000, or 78.5% as higher mortgage rates significantly reduced mortgage loan origination activity compared to a year ago.

Total non-interest expenses increased $241,000, or 2.5% in the first quarter of 2014 compared to the first quarter of 2013, primarily due to an increase of $405,000, or 7.6% in salaries and benefits. This increase was partially offset by reductions in equipment expense, professional fees, and maintenance costs of Other Real Estate Owned.

The Company remains in the process of an Internal Revenue Service audit for its 2007 through 2010 tax years. There has not been any recent progress on our audit as the IRS is in the process of resolving a variety of issues that affect their audits of financial institutions. While we cannot predict the outcome of the IRS audit, or any appeal we may pursue as a result of an IRS assessment from the audit, we are optimistic that a settlement agreement will be reached without the need to record significant additional tax expense.

Total assets of the company decreased $4.9 million compared to December 31, 2013. Total loans held for investment decreased $5.8 million since the end of 2013 as loan payments received exceeded new loan origination. Capital increased $7.5 million since the end of last year due to the year to date profit of $1.8 million, the issuance of $2.5 million of common stock, and the decrease of $3.2 million in the Accumulated Other Comprehensive Loss (AOCL). The AOCL decreased due to an increase in the market values of our investment securities that are classified as available for sale. The ratio of equity to assets increased from 9.05% at the end of 2013 to 9.70% at March 31, 2014, however, the current rules regarding regulatory capital ratios exclude the unrealized gains or losses on securities available for sale and the amount of deferred tax assets that will not be realized in the next four quarters. As a result, the entire increase in equity capital is not reflected in the regulatory capital ratios and the Bank’s Tier 1 Leverage ratio increased from 8.48% as of December 31, 2013 to 8.65% as of March 31, 2014. The Bank remains adequately capitalized as measured by applicable regulatory standards. The company’s liquidity position remains very strong, with cash and investments increasing from 41.5% of assets at the end of 2013 to 41.9% at the end of the first quarter of 2014.

Economic conditions in southeast Michigan continue to improve, and this quarter we experienced another improvement in problem assets. During the first quarter of 2014, non-performing loans decreased $821,000, or 1.5% and problem loans still performing decreased $2,196,000, or 8.6%. Total problem assets, which include non-performing assets and problem loans that are still performing, decreased $2.9 million, or 3.0% compared to December 31, 2013 and $33.8 million, or 27.0% compared to a year ago.

H. Douglas Chaffin, President and CEO, commented, “We are pleased to report another profit and improvement in most asset quality metrics this quarter. As the economic conditions continue to improve, we are seeing an improvement in loan demand. New loan activity was good in the first quarter and our existing commercial loan pipeline remains strong. We expect loan growth to resume soon, and that will help our net interest margin and net interest income improve also. We continue to have a solid deposit base and a very liquid balance sheet. This liquidity and the addition of capital from the private placement in the first quarter and the rights offering to be completed in the second quarter have us well positioned for increased lending activity. We will be announcing the results of the rights offering as soon as it is completed.

Mr. Chaffin concluded, “Local and national economic indicators continue to improve, and we are cautiously monitoring the recent signs of relative strength in the local and regional recovery. While we remain concerned about the effect of global and national issues on our local economy, we are optimistic that our progress will continue throughout 2014. We will continue to focus our efforts on improving asset quality and maintaining liquidity, and also increase our efforts to improve profitability by growing our loan portfolio and improving our operational efficiency. Our current environment still presents challenges, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the first quarter results on Wednesday, April 30, 2014, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (888) 317-6016. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 317-6016. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10043012. The replay will be available until May 30, 2014 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company

MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, Monroe Bank & Trust (MBT) is one of the largest independently owned community banks in Southeast Michigan. With over $1 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach. MBT’s Wealth Management Group (WMG) is one of the largest and most respected in Michigan. The WMG has been listed as a Top Money Management firm for assets under management by Crain’s Detroit Business. With 24 offices, 46 ATMs, convenient mobile and online banking, a robust Web and social media presence and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience. Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
(dollars in thousands	2014	2013	2013	2013	2013
except per share data)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	2014	2013

EARNINGS
Net interest income	$8,495	$8,529	$8,539	$8,089	$8,044	$8,495	$8,044
FTE Net interest income	$8,640	$8,670	$8,680	$8,226	$8,185	$8,640	$8,185
Provision for loan and lease losses	$100	$100	$200	$400	$1,500	$100	$1,500
Non interest income	$3,664	$3,735	$3,484	$3,242	$4,028	$3,664	$4,028
Non interest expense	$9,699	$9,842	$9,331	$9,435	$9,458	$9,699	$9,458
Net income	$1,767	$1,640	$21,287	$1,496	$1,114	$1,767	$1,114
Basic earnings per share	$0.08	$0.09	$1.19	$0.08	$0.06	$0.08	$0.06
Diluted earnings per share	$0.08	$0.09	$1.17	$0.08	$0.06	$0.08	$0.06
Average shares outstanding	20,818,727	18,185,178	17,912,946	17,906,085	17,516,382	20,818,727	17,516,382
Average diluted shares outstanding	21,112,926	18,391,184	18,179,335	18,166,220	17,746,355	21,112,926	17,746,355

PERFORMANCE RATIOS
Return on average assets	0.60%	0.56%	7.19%	0.49%	0.35%	0.60%	0.35%
Return on average common equity	6.34%	6.32%	104.82%	6.95%	5.32%	6.34%	5.32%

Base Margin	3.11%	3.15%	3.07%	2.83%	2.74%	3.11%	2.74%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.02%	0.03%	0.05%	0.04%	0.03%	0.02%	0.03%
FTE Net Interest Margin	3.18%	3.23%	3.17%	2.92%	2.82%	3.18%	2.82%

Efficiency ratio	76.14%	77.84%	72.25%	75.57%	74.43%	76.14%	74.43%
Full-time equivalent employees	371	374	367	364	367	371	367

CAPITAL
Average equity to average assets	9.47%	8.89%	6.86%	7.08%	6.67%	9.47%	6.67%
Book value per share	$5.55	$5.37	$5.63	$4.42	$4.80	$5.55	$4.80
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$674	$1,040	$1,324	$1,673	$1,587	$674	$1,587
Loan Recoveries	$523	$383	$695	$569	$687	$523	$687
Net Charge-Offs	$151	$657	$629	$1,104	$900	$151	$900

Allowance for loan and lease losses	$16,158	$16,209	$16,766	$17,195	$17,899	$16,158	$17,899

Nonaccrual Loans	$23,108	$23,710	$28,010	$32,051	$31,558	$23,108	$31,558
Loans 90 days past due	$29	$46	$4	$12	$314	$29	$314
Restructured loans	$32,248	$32,450	$29,926	$32,192	$37,581	$32,248	$37,581
Total non performing loans	$55,385	$56,206	$57,940	$64,255	$69,453	$55,385	$69,453
Other real estate owned & other assets	$9,784	$9,638	$10,840	$11,469	$15,177	$9,784	$15,177
Nonaccrual Investment Securities	$3,262	$3,259	$3,320	$3,144	$3,045	$3,262	$3,045
Total non performing assets	$68,431	$69,103	$72,100	$78,868	$87,675	$68,431	$87,675
Problem Loans Still Performing	$23,215	$25,411	$29,191	$36,867	$37,815	$23,215	$37,815
Total Problem Assets	$91,646	$94,514	$101,291	$115,735	$125,490	$91,646	$125,490

Net loan charge-offs to average loans	0.10%	0.43%	0.41%	0.72%	0.59%	0.10%	0.58%
Allowance for loan losses to total loans	2.73%	2.71%	2.74%	2.79%	2.90%	2.73%	2.90%
Non performing loans to gross loans	9.36%	9.39%	9.48%	10.43%	11.26%	9.36%	11.26%
Non performing assets to total assets	5.62%	5.65%	6.02%	6.78%	6.82%	5.62%	6.82%
Allowance to non performing loans	29.17%	28.84%	28.94%	26.76%	25.77%	29.17%	25.77%

END OF PERIOD BALANCES
Loans and leases	$592,024	$598,258	$611,094	$615,828	$616,805	$592,024	$616,805
Total earning assets	$1,100,263	$1,101,015	$1,078,526	$1,057,862	$1,188,905	$1,100,263	$1,188,905
Total assets	$1,217,812	$1,222,682	$1,198,132	$1,162,672	$1,286,146	$1,217,812	$1,286,146
Deposits	$1,056,611	$1,069,718	$1,054,143	$1,040,860	$1,062,465	$1,056,611	$1,062,465
Interest Bearing Liabilities	$873,532	$880,874	$894,134	$881,584	$998,380	$873,532	$998,380
Shareholders’ equity	$118,107	$110,608	$100,824	$79,075	$85,949	$118,107	$85,949
Total Shares Outstanding	21,266,380	20,605,493	17,917,512	17,909,898	17,903,656	21,266,380	17,903,656

AVERAGE BALANCES
Loans and leases	$596,925	$603,972	$611,229	$617,978	$622,437	$596,925	$622,437
Total earning assets	$1,101,215	$1,066,010	$1,084,368	$1,127,714	$1,178,554	$1,101,215	$1,178,554
Total assets	$1,192,791	$1,157,156	$1,175,090	$1,219,133	$1,274,201	$1,192,791	$1,274,201
Deposits	$1,066,036	$1,038,794	$1,061,365	$1,044,412	$1,057,395	$1,066,036	$1,057,395
Interest Bearing Liabilities	$884,809	$867,590	$894,835	$937,639	$995,213	$884,809	$995,213
Shareholders’ equity	$113,000	$102,891	$80,571	$86,350	$84,975	$113,000	$84,975

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Quarter Ended March 31,
Dollars in thousands (except per share data)	2014	2013

Interest Income
Interest and fees on loans	$7,079	$7,902
Interest on investment securities-
Tax-exempt	307	323
Taxable	2,118	1,767
Interest on balances due from banks	32	69
Total interest income	9,536	10,061

Interest Expense
Interest on deposits	855	1,213
Interest on borrowed funds	186	804
Total interest expense	1,041	2,017

Net Interest Income	8,495	8,044
Provision For Loan Losses	100	1,500

Net Interest Income After
Provision For Loan Losses	8,395	6,544

Other Income
Income from wealth management services	1,134	1,097
Service charges and other fees	932	1,042
Debit Card income	489	478
Net gain on sales of securities	57	10
Net gain on other real estate owned	12	40
Origination fees on mortgage loans sold	62	289
Bank Owned Life Insurance income	354	390
Other	624	682
Total other income	3,664	4,028

Other Expenses
Salaries and employee benefits	5,728	5,323
Occupancy expense	744	687
Equipment expense	617	700
Marketing expense	203	163
Professional fees	418	501
Collection expense	36	46
Other real estate owned expense	339	374
FDIC deposit insurance assessment	640	689
Other	974	975
Total other expenses	9,699	9,458

Profit Before Income Taxes	2,360	1,114
Income Tax Expense	593	-
Net Profit	$1,767	$1,114

Basic Earnings Per Common Share	$0.08	$0.06

Diluted Earnings Per Common Share	$0.08	$0.06

Dividends Declared Per Common Share	$-	$-

MBT FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31,
Dollars in thousands	(Unaudited)	2013

Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$12,228	$15,448
Interest bearing	41,376	62,350
Total cash and cash equivalents	53,604	77,798

Securities - Held to Maturity	36,290	34,846
Securities - Available for Sale	419,968	394,956
Federal Home Loan Bank stock - at cost	10,605	10,605
Loans held for sale	218	668

Loans	591,806	597,590
Allowance for Loan Losses	(16,158)	(16,209)
Loans - Net	575,648	581,381

Accrued interest receivable and other assets	32,445	34,094
Other Real Estate Owned	9,775	9,628
Bank Owned Life Insurance	50,846	50,493
Premises and Equipment - Net	28,413	28,213
Total assets	$1,217,812	$1,222,682

Liabilities
Deposits:
Non-interest bearing	$210,079	$215,844
Interest-bearing	846,532	853,874
Total deposits	1,056,611	1,069,718

Federal Home Loan Bank advances	12,000	12,000
Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	16,094	15,356
Total liabilities	1,099,705	1,112,074

Shareholders’ Equity
Common stock (no par value)	17,199	14,671
Retained Earnings	108,584	106,817
Unearned Compensation	(31)	(7)
Accumulated other comprehensive loss	(7,645)	(10,873)
Total shareholders’ equity	118,107	110,608
Total liabilities and shareholders’ equity	$1,217,812	$1,222,682

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	John Betrus
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com	john.betrus@mbandt.com